EXHIBIT 23.1



               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in Registration Statement No. 333-61598 of PNM Resources, Inc. on Form S-8 of our report dated June 4, 2004, appearing in this Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2003.


/s/GRANT THORNTON LLP
Albuquerque, New Mexico
June 28, 2004